THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

EXHIBIT 21

ACTIVE SUBSIDIARIES OF THE REGISTRANT
AS OF FEBRUARY 28, 2011

Name	State or Country

Brookwood Companies Incorporated	Delaware